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Exhibit 99.3

AVANT Immunotherapeutics, Inc.

Proxy Solicited by the Board of Directors for the
Special Meeting of Stockholders
on [            ]

        The undersigned hereby appoints Avery W. Catlin and Una S. Ryan, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Common Stock held of record by the undersigned on [            ], at the Special Meeting of Stockholders (the "Meeting") to be held at [            ]. on [                        ] at [                        ], or at any adjournment or postponement thereof. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposal No. 1 to approve the issuance of shares of AVANT common stock in the merger; FOR Proposal No. 2 to approve an amendment to AVANT's Third Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares; FOR Proposal No. 3 to approve an amendment to AVANT's Third Restated Certificate of Incorporation to effect a [    ] for [    ] reverse stock split; FOR Proposal No. 4 to adopt the 2008 Stock Option and Incentive Plan; and FOR Proposal No. 5 to adjourn the special meeting, if necessary, if a quorum is present, to solicity additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3 and 4 and, in their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof. Any stockholders wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the postage paid envelope provided.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE
AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

VOTE BY INTERNET — [        ]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until [ ] the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by AVANT Immunotherapeutics, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — [        ]

Use any touch-tone telephone to transmit your voting instructions up until [                ] the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to AVANT Immunotherapeutics, Inc., [                        ]

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
 DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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A The Board of Directors recommends a vote FOR the following proposals:

		For	Against	Abstain
1.	To approve the issuance of shares of AVANT common stock in the merger.	☐	☐	☐
2.	To approve an amendment to AVANT's Third Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares.	☐	☐	☐
3.	To approve an amendment to AVANT's Third Restated Certificate of Incorporation to effect a [ ] for [ ] reverse stock split.	☐	☐	☐
4.	To adopt the 2008 Stock Option and Incentive Plan.	☐	☐	☐
5.	To adjourn the special meeting, if necessary, if a quorum is present, to solicity additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3 and 4.	☐	☐	☐
6.	To transact such other business as may properly come before the meeting or any adjournment or postponement.

B Non-Voting Items

Change of Address—Please print your new address below.

C Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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  Exhibit 99.3